UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2018

INDOOR HARVEST CORP.

(Exact name of registrant as specified in its charter)

Texas	000-55594	45-5577364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 East Freeway Suite A Houston, Texas	77020
(Address of Principal Executive Offices)	(Zip Code)

832-649-3998

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Agreements with Sandra Fowler

The disclosure under Item 5.02 below is incorporated by reference into this Item 1.01 to the extent that such Item 5.02 describes the entrance into the Fowler Employment Agreement and Fowler Indemnity Agreement, as such terms are defined below.

8% Fixed Convertible Promissory Note

On January 16, 2018, Indoor Harvest Corp. (the “Company”) entered into an 8% Fixed Convertible Promissory Note (the “Note”) to Tangiers Global, LLC, a Wyoming limited liability Company (the “Buyer”), in the aggregate principal amount of up to $550,000, with an initial principal amount of $82,500, which includes a $75,000 payment of the purchase price to the Company and a 10% original issue discount in the amount of $7,500.

The Note was issued with a total face value of $550,000. The Note bears interest at 8% on the unpaid principal amount. Any principal amount or interest which is not paid when due under the Note shall bear a default interest rate of 18% per annum or the highest rate permitted by law from the due date until the same is paid. The Note has a maturity date of July 16, 2018 and may be prepaid in whole or in part except as otherwise explicitly set forth in the Note.

The Note is convertible into shares of the Company’s common stock at a conversion price of $0.30 per share. However, if the Note is not paid back on or before the maturity date, the conversion price of the Note shall then be adjusted to be equal to the lower of: (i) $0.30 or (ii) 65% multiplied by the lowest trading price of the Company’s common stock in the fifteen (15) consecutive trading day period immediately preceding the trading day that the Company receives a notice of conversion of the Note (the “Default Conversion Price”). The Note is subject to certain events of default as set forth therein. Upon the occurrence of any such events of default, the Note shall become immediately due and payable and the conversion price shall be adjusted as set forth in the Note to the Default Conversion Price.

If the Company exercises its right to prepay the Note within 90 days of its issuance, the Company must make payment to the Buyer of an amount in cash equal to 115% of the principal amount of the Note; if such prepayment is made within 91-135 days of issuance of the Note then the payment amount due shall be equal to 120% of the principal amount; and if such prepayment is made within 136-180 days from the issuance of the Note, then the payment amount due shall be equal to 125% of the principal amount of the Note.

The Company agreed to use the proceeds under the Note as payment to Zoned Properties pursuant to an extension of the Parachute, CO Letter of Intent and to provide bridge capital for general working capital purposes and not for the repayment of any indebtedness owed to officers, directors or employees of the Company or their affiliates or in violation or contravention of any applicable law, rule or regulation.

The foregoing description of the Note is only a summary of the material terms and does not purport to be complete and is qualified in its entirety by reference to such document. A copy of the Note is filed as Exhibit 10.3 to this current report on Form 8-K and is incorporated by reference herein.

Important Notice regarding the Note

The Note has been included as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company. The representations, warranties and covenants contained in the Note were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to the Nots; may be subject to limitations agreed upon by the parties, including being qualified by disclosures made for the purposes of allocating contractual risk between the parties to the Note instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Note, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 2.03 Creation of a Direct Financial Obligation or and Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.02. The sale and issuance of the securities as set forth in Item 1.01 was deemed exempt from registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof and/or Rule 506 of Regulation D thereunder, as a transaction by an issuer not involving a public offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Sandra Fowler

On January 16, 2018 Ms. Sandra Fowler, age 40, was appointed as the Chief Marketing Officer (“CMO”) for Indoor Harvest Corp. (the “Company”).

From August 2010 through June 2016 Ms. Fowler held positions at Cargill Corporation, where she worked on strategy and innovation with a focus on stage gate for product commercialization. From 2006 through 2009 she held key marketing positions within the Starbucks Coffee Company. There, she was instrumental in driving beverage innovation and the launch of the hot breakfast sandwich program.

From 2002 to 2006 Ms. Fowler held a number of different positions within the Sara Lee Corporation, working with quick service restaurant partners to managing the gaming and lodging business for the protein division and later leading marketing efforts for the coffee and tea business unit. From 1997 to 2002 Ms. Fowler was an Associate Brand Manager and Brand Manager for YUM! Brands, supporting the Taco Bell business. There, she led cross functional team as project manager to create and launch products. Under her leadership, the iconic late night sub-brand of big brand Taco Bell was re-positioned and re-launched.

Ms. Fowler has 15 years of brand marketing, product development, consumer insights and strategy & innovation experience in the consumer packaged goods, and food & beverage spaces. Ms. Fowler received her BS in Food Science and her MBA from the University of California, Davis. As CMO, Ms. Fowler will lead the re-brand, and re-positioning efforts of Indoor Harvest as we position ourselves as market leaders in the Medicinal Cannabis space. She will contribute to developing Corporate Strategy, identify and assess emerging industry trends and align the Company with strategic partners who are leveraging science to be at the forefront of precision genetics for personalized medicine.

There are no family relationships between Ms. Fowler and any of our other officers and directors.

Sandra Fowler Agreements

On January 15, 2018, the Company entered into an employment agreement (the “Fowler Employment Agreement”) and an indemnity agreement (the “Fowler Indemnity Agreement”) with Sandra Fowler.

Employment Agreement

Pursuant to the terms of the Fowler Employment Agreement, Ms. Fowler shall serve as CMO of the Company. The initial term of the agreement will expire on January 15, 2019, and commencing on January 15, 2019 and on each anniversary of such date thereafter, the term of the Fowler Employment Agreement shall automatically renew for a one-year period, unless earlier terminated by either party pursuant to the terms of the Fowler Employment Agreement. In consideration for Ms. Fowler’s services, under the Fowler Employment Agreement, Ms. Fowler shall receive (i) an annual base salary of $48,000 and (ii) 200,000 shares of restricted common stock of the Company. Further, pursuant to the Fowler Employment Agreement, the Company agreed to revise the annual base compensation for Ms. Fowler to $65,000, after 90 days of the execution of the Fowler Employment Agreement, or after the Company raises not less than $1,000,000 from sales of its equity securities subsequent to the execution of the Fowler Employment Agreement, whichever may come first. In addition, Ms. Fowler shall be eligible to participate in any equity-based incentive compensation plan or programs adopted by the Company’s board of directors.

The foregoing description is a summary only, does not purport to set forth the complete terms of the Fowler Employment Agreement, and is qualified in its entirety by reference to the Fowler Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Indemnity Agreement

Pursuant to the terms of the Fowler Indemnity Agreement entered into with Sandra Fowler (the “Indemnitee”), the Company agreed to use reasonable efforts to obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers; provided, however, that the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage is reduced by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary of the Company. In addition the foregoing, the Company agreed to indemnify the Indemnitee from certain third party actions, derivative actions and actions where the Indemnitee is decreased; provided, however, that the Company shall not be obligated to indemnify the Indemnitee for actions including, but not limited to, actions initiated by the Indemnitee, for any action in which it is determined that the material assertions made by the Indemnitee in such proceeding were not made in good faith or were frivolous, for any settlements not authorized by the Company, for any actions on the account of Indemnitee’s willful misconduct, and for any expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; provided, further that, that the Company shall not be obligated to indemnify the Indemnitee for expenses or liabilities of any type whatsoever which have been paid directly to Indemnitee pursuant to the Company’s D&O Insurance policy.

The foregoing description is a summary only, does not purport to set forth the complete terms of the Fowler Indemnity Agreement, and is qualified in its entirety by reference to the form of the Indemnity Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 8.01 Other Events.

On January 19, 2018, the Company issued a press release entitled “Sandra Fowler Joins Indoor Harvest Corp, as Chief Marketing Officer.” The release is filed as exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

10.1 Fowler Employment Agreement dated January 15, 2018.

10.2 Fowler Indemnity Agreement dated January 15, 2018.

10.3 Tangiers 8% Fixed Convertible Promissory Note dated January 16, 2018.

99.1 Press Release Dated January 19, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

INDOOR HARVEST CORP.

Date: January 19, 2018	By:	/s/ Rick Gutshall
Rick Gutshall
Interim CEO and Director